                                                                    Exhibit 10.2

                                      LEASE

         THIS INSTRUMENT OF LEASE, made and entered into on the day and year hereinafter set forth by and between H.N.F. REALTY CO., an Ohio General Partnership, ("Landlord") and GLASSTECH, INC., a Delaware corporation, ("Tenant").

         WITNESS THAT:

         WHEREAS, Landlord is the owner of the property described in Exhibit A attached hereto and made a part hereof ("Premises").

         WHEREAS, the parties mutually desire to enter into this Lease Agreement setting forth the terms and conditions whereby Tenant will lease the Premises from Landlord.

         NOW THEREFORE, In consideration of the rents and covenants hereinafter stipulated to be paid and performed by Tenant, Landlord does hereby demise, let and lease unto Tenant the Premises to have and to hold the same unto said Tenant for the terms as hereinafter set forth, on the conditions hereinafter set forth, and the parties do agree as follows.

         1. PREMISES. The premises leased hereunder shall be the Premises, including all improvements thereon.

         2. CONDITION OF PREMISES. Tenant accepts the Premises in the condition it exists at the commencement of the term.

         3. USE OF PREMISES. Tenant may occupy and use the Premises for any and all lawful purposes but shall not permit the same to be occupied or used contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto of any public authority or in a manner which would cause injury to the improvements or the value or usefulness of the Premises.

         Any changes or alterations on the Premises which may be required by any governmental authority after the beginning of the term of this Lease, including without limitation on the generality of the foregoing, any pollution control or conservation orientated structure or equipment required as a condition for the continued use of the Premises shall be made and installed at the sole cost and expense of Tenant.

         4. INSPECTION OF PREMISES. Tenant shall not commit or permit any waste to the Premises and shall permit Landlord and its agents to enter the Premises at all reasonable times, after notice, (a) to examine the condition thereof; or
(b) upon breach by Tenant of the provisions of paragraph 11 below, and after notice of such breach and of Tenant's apparent failure to cure, to make repairs. additions or alterations for the safety, preservation or improvement thereof; or
(c) to exhibit the Premises during the last six (6) months of any term, in the event Tenant has not exercised its options to extend or purchase as provided herein.

         5. SURRENDER OF PREMISES. Tenant shall deliver up and surrender the Premises to Landlord upon expiration or termination of this Lease, in as good order and condition as the same are at the commencement of the Lease, reasonable use, wear and tear, fire, unavoidable casualty and acts of God excepted.

         6. TERM. The term of this Lease shall be for a period of five (5) years commencing on January 1, 1995 and ending December 31, 1999 (the "First Term").

         7. RENT. Tenant shall pay a rent of Three Hundred Thousand Dollars ($300,000.00) per annum during the First Term, payable in equal monthly installments of Twenty-Five Thousand Dollars ($25,000.00) each without demand upon the first day of each calendar month in advance during the First Term. Such monthly payments which are sometimes referred to as "Net Monthly Rental' shall be paid to Landlord at its address as hereinafter set forth or at such other place as Landlord may from time to time designate in writing.

         8. OPTIONS TO EXTEND. Tenant shall have the right and option to extend the term of this Lease for the periods set forth below, provided Tenant is not in default of any of the material terms of the Lease. Tenant shall exercise its option by delivering to Landlord written notice of Its intent to exercise its option at least six (6) months prior to the expiration of any term. If Tenant exercises its option to extend the term, the rent due to Landlord shall be in the following amounts.

                                                                  NET
         TERM            DATES                  ANNUAL RENT       MONTHLY RENTAL
         ----            -----                  -----------       --------------

         Second Term     January 1, 2000 -
                         December 31, 2004      $330,000.00       $27,500.00

         Third Term      January 1, 2005 -
                         December 31, 2009      $360,000.00       $30,000.00

         9. TAXES AND ASSESSMENTS. Tenant shall pay all real estate taxes and assessments against the Premises during the term as the same shall become due and payable without permitting any of them to become delinquent and shall provide Landlord with satisfactory evidence of payment thereof. In the event the methods of taxation prevailing at the execution of this Lease shall be changed so that in lieu or as a supplement to in whole or in part of the real estate taxes and assessments now levied on the Premises, there shall be levied any tax or assessment on the rental received therefrom, whether designated as a license fee, capital charge, or however designated, then for purposes of this Lease, any such tax or assessment shall be included in the real estate taxes and assessments payable by Tenant hereunder. Nothing contained in this Lease shall require Tenant to pay any estate, inheritance, succession, capital levy, corporate franchise, gross receipts, transfer or income tax of Landlord or any tax payable by Tenant on rentals, nor shall any of the same be deemed real estate taxes or assessments.

         10. UTILITIES. Tenant shall pay all charges for electricity, sewer, heating and air conditioning, telephone service, water or other services furnished to or used upon the Premises, together with all taxes or other charges levied on such utility services.

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         11. MAINTENANCE AND REPAIR. Tenant shall maintain at its sole cost and expense, the Premises, both exterior and interior, structural and non-structural, in good state of repair.

         If Tenant neglects to complete repairs within a reasonable period of time after such repairs become necessary, Landlord may, but shall not be required to, complete said repairs and Tenant shall pay the cost thereof to Landlord upon demand.

         12. INSURANCE. Tenant shall insure the improvements on the Premises against loss by fire and other risks customarily included within the term "Extended Coverage" in an amount equal to 100% of the replacement cost thereof.

         Tenant shall keep and maintain a comprehensive public liability insurance policy with respect to the Premises with liability limits of at least $2,000,000.00 per occurrence and property Units of at least $500,000.00 per occurrence. The liability insurance policy shall protect Landlord, Tenant and any designee of Landlord against any liability which arises from any occurrence on or about the Premises.

         All insurance policies required hereunder shall be issued by insurance companies rated A+ or better by Best's Insurance Reports and shall be reasonably satisfactory to Landlord in form and substance. Tenant shall furnish Landlord with certificates evidencing such coverage with provisions requiring at least 30 days notice to Landlord and any mortgagee of the Premises prior to any cancellation or nonrenewal thereof. Landlord and any mortgagee shall be named as additional insured on all such policies of insurance. Upon request, policies of such insurance shall be delivered to Landlord.

         13. FIRE OR CASUALTY. If, during the term of this Lease, the Premises or any part thereof shall be destroyed or damaged by fire or other casualty, the Tenant will give immediate written notice of such damage or destruction to Landlord. The Tenant, at its own cost and expense, shall promptly repair, replace and restore the same to at least as good a condition as the Premises immediately prior to such occurrence; provided, however, that in the event the Premises are destroyed or damaged to the extent of 40% or more of then value of the improvements therein, then Tenant may terminate this Lease as of the date of such damage or destruction by giving written notice to the Landlord within 30 days thereafter of its election to terminate, and all insurance proceeds shall be promptly paid to Landlord.

         Unless this Lease is terminated in accordance with the first paragraph in this Section 13, this Lease shall not be affected in any way by reason of the untenantability of the Premises or any part thereof, due to any damage, destruction or other cause whatsoever, and all rents, including taxes, Insurance and other charges, shall continue to be paid by Tenant in accordance with the terms, covenants and conditions hereof, without reduction or abatement. It is Tenant's responsibility to protect itself against such contingency by insurance or otherwise.

         14. WAIVER OF SUBROGATION. Each party does hereby waive any and all claims against the other for any loss or damage to the Premises covered by insurance to the extent of such insurance. The policies evidencing such insurance shall contain waiver of subrogation clauses for the benefit of all the parties hereto, their respective heirs, successors and assigns.

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         15. INDEMNIFICATION. Tenant shall protect, indemnify and save harmless
Landlord from and against any liability or damages on account of any injury to any persons, including death or damage to any property of any nature arising out of the Tenant's use, occupation and control of the Premises during the term.

         16. ALTERATIONS. Tenant shall have no right to make material changes or alterations to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. All alterations and changes will be made in conformance with good engineering and building practices and shall attach tot he freehold and the property of Landlord.

         17. TRADE FIXTURES. If Tenant shall install any trade fixtures or signs, they shall remain the property of Tenant and may be removed by the Tenant at any time during the term of this Lease or promptly after its termination, provided that any damage caused by such removal shall be promptly repaired at Tenant's expense.

         18. MECHANIC'S LIENS. Tenant will not permit any mechanic's or other liens to stand against the Premises for work, labor, services or materials furnished to Tenant, provided however, If Tenant share contest the validity of any lien or claim, Tenant share first post bond to insure that upon a final determination of the validity thereof said lien shall be released without cost to Landlord.

         19. CONDEMNATION. If all or a substantial portion of the improvements on the Premises shall be taken by virtue of eminent domain or condemnation proceedings such that the Premises can no longer be used by Tenant for its intended purposes, the total amount of the award for the portion of the Premises taken and damages to the remainder, excepting any awards made for Tenant's moving expenses, or for Tenant's costs relating to condemnation proceedings, shall be paid to Landlord, and this Lease shall terminate on the date the condemning authority takes possession of the Premises.

         If the Premises can continue to be used by Tenant for its intended purposes after any taking by eminent domain or condemnation proceedings, then this Lease shall continue in effect, the proceeds of any such award share be paid to Landlord and future rent will be adjusted proportionately to the extent of any reduction in the value of the Lease to Tenant.

         20. QUIET ENJOYMENT. So long as Tenant shall pay the rent and additional rents reserved under this Lease whenever the same shall become due and payable, and shall keep all the covenants and agreements required herein, Tenant shall peaceably hold and enjoy the Premises during the term hereof without hindrance or molestation by Landlord or any person lawfully claiming by, through or under Landlord.

         21. DEFAULT. In the event that Tenant shall fail to pay any rent when due and the same shall remain unpaid for a period of thirty (30) days, or share be in default under any other material provisions of this Lease for a period of thirty (30) days after notice of such default, or shall file a voluntary petition in bankruptcy or make an assignment for benefit of creditors, or shall be adjudicated a bankrupt in any involuntary bankruptcy proceeding, or shall vacate or abandon the Premises, then Landlord may elect by written notice to Tenant to terminate the Tenant's right to possession only without terminating the Lease, and Landlord may, at Landlord's option, enter into the Premises and take and hold possession thereof without terminating the Lease or releasing the Tenant from Tenant's obligations to pay the rent hereunder for the full stated term. In any such event, Landlord may in its sole discretion, relet the Premises to others for the account of Tenant upon such terms as Landlord shall determine, and in connection therewith, Landlord may make alterations, repairs and decorate the Premises to the extent Landlord deems necessary or desirable. and Tenant shall. upon demand. pay the cost thereof together with Landlord's expense of reletting. If any such rentals collected by Landlord for Tenant's account are not sufficient to pay the full amount of all rents reserved in this Lease, Tenant shall pay Landlord the deficiency upon demand.

         Landlord shall also have the right to elect at any time after default or at any time after Landlord has terminated Tenant's right to possession only, to cancel and terminate this Lease by serving written notice on Tenant of such election, and to pursue any remedy at law or in equity that may be available to Landlord.

         All installments of rent not paid by Tenant when due hereunder shall bear interest at the rate of ten percent (10%) per annum until paid. AR other payments which Landlord may make by virtue of Tenant's default under the terms and conditions of this Lease on behalf of Tenant shall be payable upon demand and. if not paid upon demand, shall bear interest from the date such payments are made at the rate of ten percent (10%) per annum.

         No waiver by Landlord of any breach hereunder shall be construed to be a waiver of any other or future breach. No receipt of money by Landlord from Tenant after notice of default, or after the termination of this Lease, or after the commencement of any suit or after final judgment of possession of the Premises, shall reinstate, continue or extend the term of this Lease or affect any notice, demand or suit. The rights and remedies hereby created are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

         22. INDEMNIFICATION AND ENVIRONMENTAL MATTERS. Tenant shall defend, indemnify and hold harmless Landlord, its agents, employees and assigns, from and against any and all loss, liability, cost or expense, including defense costs and attorney's fees, incurred by Landlord in connection with or arising out of any and all claims, demands actions, or causes of action, of any description whatsoever, arising directly or indirectly out of Tenant's use, occupation and control of the Premises during the term of this Lease, or any extension hereof.

         Tenant shall not maintain or cause to be maintained on the Premises any toxic or hazardous substance or waste or any other pollutants in violation of any provision of any material federal, state or local law or regulation.

         Tenant shall indemnify Landlord for any and all claims, obligations and liabilities, based upon or arising out of any obligation, liability, loss, damage or expense incurred by or imposed by any provision of federal, state or local law or regulation or by common law pertaining to health, safety or environmental protection (including without limitation, costs incurred for Investigation, testing, remedial or corrective action) and arising out of any contract, strict liability or any act or omission of Tenant, its employees, agents, subcontractors, representatives or assigns arising out of Tenant's lease, use or possession of the Premises including, without limitation, such loss pertaining to the storage, transportation, handling, disposal, discharge, release, presence or use of any hazardous material, hazardous substance, toxic material, toxic substance, or pollutant or contaminant as defined under state laws, laws of the State of Ohio, or any federal law including but not limited to, RCRA, CERCLA, SARA, TSCA, CWA, Clean Air Act, Safe Drinking Water Act, or Hazardous Materials Transportation Act.

         23. AMERICANS WITH DISABILITIES ACT. Landlord and Tenant acknowledge that landlords and tenants may both be subject to the commercial facility provisions of the Americans With Disabilities Act (the "ADA") and that this Lease may be used to determine the extent of each parties responsibility. Landlord and Tenant agree to the following allocation of responsibility.

         Tenant shall be responsible for ensuring any and all compliance with commercial facility requirements of the ADA required on the Premises, including but not limited to, any responsibility for accommodation of employees, agents, clients, customers and visitors within the Premises, including any obligation to provide auxiliary aids. Tenant hereby agrees to indemnify the Landlord for any costs, damages or attorneys fees to the extent permissible by law, incurred in defending any claims by any private or governmental person or entity under the ADA which claims arise from the obligations described herein as the responsibility of the Tenant.

         24. NON-WAIVER. The waiver of any provision, term or condition of this Lease shall not be taken to be a waiver of any subsequent breach of the same or any other provision, term or condition.

         25. ASSIGNMENT AND SUBLETTING. Tenant shall have no right to assign this Lease nor to sublet the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and in the event of any assignment or subletting, Tenant shall continue to remain liable for the performance of all of Tenant's obligations hereunder.

         Notwithstanding anything contained herein to the contrary, Landlord's consent shall not be required to a transfer of this Lease to a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant. For purposes of this Section 25, the term "control" shall mean, in the case of a corporation, ownership, directly or indirectly, of at least fifty percent (50%) of all the voting stock, and in the case of a joint venture or partnership or similar entity, ownership, directly or indirectly, of at least fifty percent (50%) of all the interests therein.

         26. OPTION TO PURCHASE. Tenant shall have the right and option to purchase the Premises hereunder ("Option") at the applicable price set forth as follows ("Option Price") during any term hereof, provided Tenant is not in default of any of the material terms of the Lease.

         The Option price shall be in accordance with the following schedule:

                  AT ANY TIME DURING THE:                    OPTION PRICE
                  -----------------------                    ------------
                  First Term                                 $2,000,000.00
                  Second Term                                $2,100,000.00
                  Third Term                                 $2,200,000.00

         27. EXERCISE OF OPTION TO PURCHASE. Tenant may exercise its Option at any time by delivering to Landlord written notice of its intent to exercise its Option; provided however, that Tenant may not exercise its Option within six months of the end of a term unless Tenant has first exercised its option to extend pursuant to paragraph 8 hereof. Landlord will convey good and marketable title to the Premises insurable by a reputable title insurance company at standard rates, free and clear of all defects and encumbrances other than defects created by Tenant, easements and restrictions of record, ordinances and zoning regulations which do not materially interfere with Tenant's use of the Premises, and real estate taxes and assessments due and payable after delivery of title to the Premises to Tenant.

         Closing of the purchase of the Premises ("Closing") shall take place within sixty (60) days of the date of receipt by Landlord of notice of Tenant's election to exercise Its Option. During the period between exercise of Option and Closing, all terms and provisions of this Lease shall continue in full force and effect. At Closing, title shall be conveyed to Tenant by a warranty deed.

         28. MORTGAGES. Tenant's rights in the Premises shall be subordinate to the lien of any present or future mortgage against the Premises which may be given by Landlord, provided however, Tenant shall not be disturbed in its possession of the Premises under this Lease for any reason other than that which would entitle Landlord to terminate Tenant's possession or to terminate the Lease. Tenant shall have no right to terminate this Lease by reason of the foreclosure of any such mortgage. Until Closing, all the terms of the Lease shall continue to apply. Any such mortgagee shall provide Tenant with written confirmation of its recognition of the provisions of paragraphs 20 and 26 of this Lease.

         29. ESTOPPEL CERTIFICATES. Each party agrees, upon the request of the other party to execute and deliver a statement certifying that this Lease is in full force and effect, the dates to which the rent, additional rent and other charges have been paid, and whether or not the other party is in default in the performance of any material covenants, terms or conditions in this Lease which may be relied upon by any prospective purchaser or mortgagee of the Premises or the lease period.

         30. RECORDING. This Lease shall not be recorded but upon the request of either party a short form of this Lease in recordable form for filing in the office of the Recorder of the county in which the Premises are located shall be executed which short form of Lease shall identify the parties, the Premises, the use thereof, the term of the Lease and shall incorporate the balance of this Lease by reference.

         31. HOLDING OVER. It is specifically agreed between the parties that in the event Tenant remains on the Premises after termination of this Lease, said occupancy shall not constitute a renewal of any of the provisions hereunder.

         32. ARBITRATION. Landlord and Tenant agree that upon written notice by either party hereto to the other any dispute arising under this Lease shall be submitted to binding arbitration to be conducted in Toledo, Ohio under the Commercial Arbitration Rules then in effect of the American Arbitration Association. No arbitrator may award punitive damages. The award of any arbitration shall be final, binding and nonappealable.

         33. NOTICE. No notice, request, consent, approval, waiver or other communication under this Lease shall be effective unless the same is in writing and is mailed by registered or certified mail, postage pre-paid, as follows:

                  LANDLORD:

                                    Norman C. Nitschke
                                    H.N.F. Realty Co.
                                    29737 E. River Rd.
                                    Perrysburg, OH 43551

                  TENANT:

                                    Mark D. Christman, President
                                    Glasstech, Inc.
                                    995 Fourth St.
                                    Perrysburg, OH 43552

         34. GENERAL. This Lease contains the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         35. AMENDMENTS. This Lease may be altered, amended or revoked during the term hereof only by a written agreement signed by all of the parties hereto.

         36. OHIO LAW. The validity, nature, obligations, effect and interpretation of this Lease Agreement, or of any of the terms and conditions hereof, and any and all questions arising hereunder or in connection herewith shall be governed by the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease this 28th day of December, 1994.

Witness:                        H.N.F. REALTY CO., an Ohio General
                                Partnership, Landlord:


/s/ Katherine Raup O'Connell    By: /s/ Scott J. Savage
-----------------------------       ----------------------------------
                                        Scott J. Savage, as Attorney in Fact for
/s/ Julia A. Probasco                      Harold A. McMaster
-----------------------------

/s/ Katherine Raup O'Connell    By: /s/ Norman C. Nitschke
-----------------------------       ----------------------------------
                                        Norman C. Nitschke

/s/ Julia A. Probasco
-----------------------------

/s/ Katherine Raup O'Connell    By: /s/ Ronald M. Cooperman
-----------------------------       ----------------------------------
                                        Ronald M. Cooperman, as Attorney in Fact
/s/ Julia A. Probasco                       for Frank A. Larimer
-----------------------------
                                GLASSTECH, INC., a Delaware Corporation

/s/ Diane S. Tymiak             By: /s/ Mark D. Christman
-----------------------------       ----------------------------------
                                        Mark D. Christman, President

/s/ Jennifer M. Bierley
-----------------------------
                                       -9-

                           PARTNERSHIP ACKNOWLEDGEMENT

STATE OF OHIO
COUNTY OF LUCAS

         The foregoing instrument was acknowledged before me this 28th day of December, 1994 by Scott J. Savage, as Attorney in Fact for HAROLD A. MCMASTER, partner, on behalf of H.N.F. REALTY CO., An Ohio General Partnership.

                                          /s/ Katherine Raup O'Connell
                                          -----------------------------------
                                                          Notary Public

                           PARTNERSHIP ACKNOWLEDGEMENT

STATE OF OHIO
COUNTY OF WOOD

         The foregoing instrument was acknowledged before me this 28th of December, 1994 NORMAN C. NITSCHKE, partner, on behalf of H.N.F. REALTY CO., an Ohio General Partnership.

                                          /s/ Sandra Fore
                                          -----------------------------------
                                                          Notary Public

                           PARTNERSHIP ACKNOWLEDGEMENT

STATE OF OHIO
COUNTY OF LUCAS

         The foregoing instrument was acknowledged before me this 28th day of December, 1994 by Ronald M. Cooperman, as Attorney in Fact for Frank A. Larimer, partner, on behalf of H.N.F. REALTY CO., An Ohio General Partnership.


                                          -----------------------------------
                                                          Notary Public

                            CORPORATE ACKNOWLEDGEMENT

STATE OF OHIO
COUNTY OF WOOD

         The foregoing instrument was acknowledged before me this 28th day of December, 1994 MARK D. CHRISTMAN, PRESIDENT of GLASSTECH, INC., a Delaware corporation, on behalf of the corporation.

                                          -----------------------------------
                                                          Notary Public


                                      -11-